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                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
Trendwest Resorts, Inc.
TW Holdings, Inc.
Trendwest Funding I, Inc.:


We consent to the use of our report dated May 2, 1997, except as to note 17 to the combined financial statements which is as of July 2, 1997, included herein and to the references to our firm under the headings "Selected Combined Financial and Operating Data," "Experts" and "Change in Accountants" in the prospectus.

KPMG Peat Marwick LLP



Seattle, Washington
August 11, 1997